                                                                  EXHIBIT 12.02

CITIGROUP INC.
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
(In Millions)


                                                                 YEAR ENDED DECEMBER 31,                             THREE MONTHS
                                                                                                                       MARCH 31,
EXCLUDING INTEREST ON DEPOSITS:                   1997       1996       1995       1994        1993                1998       1997
                                                -------    -------    -------    -------     -------             -------    -------
FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS)                    14,911     12,362     13,488     13,532      13,145               4,019      3,202
     INTEREST FACTOR IN RENT EXPENSE                301        282        275        302         252                  70         70
                                                -------    -------    -------    -------     -------             -------    -------
        TOTAL FIXED CHARGES                      15,212     12,644     13,763     13,834      13,397               4,089      3,272
                                                -------    -------    -------    -------     -------             -------    -------

INCOME:
     INCOME BEFORE TAXES & MINORITY INTEREST     10,750     11,087      8,914      5,656       5,911               3,468      2,958
     OTHER                                         --            1       --         --          (126)               --         --
     FIXED CHARGES                               15,212     12,644     13,763     13,834      13,397               4,089      3,272
                                                -------    -------    -------    -------     -------             -------    -------
        TOTAL INCOME                             25,962     23,732     22,677     19,490      19,182               7,557      6,230
                                                -------    -------    -------    -------     -------             -------    -------
RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS                1.71       1.88       1.65       1.41        1.43                1.85       1.90
                                                -------    -------    -------    -------     -------             -------    -------
INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
     INTEREST EXPENSE                            24,524     21,336     22,390     22,528      22,942               6,641      5,431
     INTEREST FACTOR IN RENT EXPENSE                301        282        275        302         252                  70         70
                                                -------    -------    -------    -------     -------             -------    -------
        TOTAL FIXED CHARGES                      24,825     21,618     22,665     22,830      23,194               6,711      5,501
                                                -------    -------    -------    -------     -------             -------    -------
INCOME:

     INCOME BEFORE TAXES & MINORITY INTEREST     10,750     11,087      8,914      5,656       5,911               3,468      2,958
     OTHER                                         --            1       --         --          (126)               --         --
     FIXED CHARGES                               24,825     21,618     22,665     22,830      23,194               6,711      5,501
                                                -------    -------    -------    -------     -------             -------    -------
        TOTAL INCOME                             35,575     32,706     31,579     28,486      28,979              10,179      8,459
                                                -------    -------    -------    -------     -------             -------    -------
RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS                1.43       1.51       1.39       1.25        1.25                1.52       1.54
                                                -------    -------    -------    -------     -------             -------    -------

CITIGROUP INC.
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
INCLUDING PREFERRED STOCK DIVIDENDS
(In Millions)

                                                               YEAR ENDED DECEMBER 31,                               THREE MONTHS
                                                                                                                       MARCH 31,
EXCLUDING INTEREST ON DEPOSITS:                   1997       1996       1995       1994        1993                1998       1997
                                                -------    -------    -------    -------     -------             -------    -------
FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS)                    14,911     12,362     13,488     13,532      13,145               4,019      3,202
     INTEREST FACTOR IN RENT EXPENSE                301        282        275        302         252                  70         70
     DIVIDENDS--PREFERRED STOCK                     433        505        800        704         589                  93        117
                                                -------    -------    -------    -------     -------             -------    -------
        TOTAL FIXED CHARGES                      15,645     13,149     14,563     14,538      13,986               4,182      3,389
                                                -------    -------    -------    -------     -------             -------    -------
INCOME:
     INCOME BEFORE TAXES & MINORITY INTEREST     10,750     11,087      8,914      5,656       5,911               3,468      2,958
     OTHER                                         --            1       --         --          (126)               --         --
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                         15,212     12,644     13,763     13,834      13,397               4,089      3,272
                                                -------    -------    -------    -------     -------             -------    -------
        TOTAL INCOME                             25,962     23,732     22,677     19,490      19,182               7,557      6,230
                                                -------    -------    -------    -------     -------             -------    -------
RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS                1.66       1.80       1.56       1.34        1.37                1.81       1.84
                                                -------    -------    -------    -------     -------             -------    -------
INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
     INTEREST EXPENSE                            24,524     21,336     22,390     22,528      22,942               6,641      5,431
     INTEREST FACTOR IN RENT EXPENSE                301        282        275        302         252                  70         70
     DIVIDENDS--PREFERRED STOCK                     433        505        800        704         589                  93        117
                                                -------    -------    -------    -------     -------             -------    -------
        TOTAL FIXED CHARGES                      25,258     22,123     23,465     23,534      23,783               6,804      5,618
                                                -------    -------    -------    -------     -------             -------    -------
INCOME:
     INCOME BEFORE TAXES & MINORITY INTEREST     10,750     11,087      8,914      5,656       5,911               3,468      2,958
     OTHER                                         --            1       --         --          (126)               --         --
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                         24,825     21,618     22,665     22,830      23,194               6,711      5,501
                                                -------    -------    -------    -------     -------             -------    -------
        TOTAL INCOME                             35,575     32,706     31,579     28,486      28,979              10,179      8,459
                                                -------    -------    -------    -------     -------             -------    -------
RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS                1.41       1.48       1.35       1.21        1.22                1.50       1.51
                                                -------    -------    -------    -------     -------             -------    -------